                                                                 EXHIBIT 99.1 TO
                                                          REGISTRATION STATEMENT
                                                                     ON FORM S-4
PROXY
                                T2 MEDICAL, INC.
                              1121 ALDERMAN DRIVE
                           ALPHARETTA, GEORGIA 30202

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints and constitutes THOMAS E. HAIRE and TOMMY
H. CARTER, and each of them, jointly and severally, as proxies, with full power of substitution, to vote all of the shares of T2 Common Stock which the undersigned is entitled to vote, at the Special Meeting of Shareholders of T2 Medical, Inc., to be held on July 8, 1994, at 10:00 a.m., local time, at The Westin Hotel, 13340 Dallas Parkway, Dallas, Texas, and at any adjournment thereof, in the transaction of any and all business which may come before said meeting, as fully and with the same effect as the undersigned might or could do if personally present for the matters set forth on the reverse side.

                                                                FOR    AGAINST   ABSTAIN
1.  Proposal to approve the Agreement and Plan of Merger dated  / /      / /       / /
    as of February 6, 1994, as amended, among T2 Medical,
    Inc., Curaflex Health Services, Inc., HealthInfusion,
    Inc., Medisys, Inc., Coram Healthcare Corporation
    (formerly CHM Holding Corporation), T2 Acquisition
    Company, CHS Acquisition Company, HII Acquisition Company
    and MI Acquisition Company.
2.  Proposal to approve the Coram Healthcare Corporation 1994   / /      / /       / /
    Stock Option/Stock Issuance Plan.
3.  Proposal to approve the Coram Healthcare Corporation        / /      / /       / /
    Employee Stock Purchase Plan.
4.  In their discretion, the Proxies are authorized to vote     / /      / /       / /
    upon such other business as may properly come before the
    meeting.

                  (continued and to be signed on reverse side)

                          (continued from other side)

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

                                            / / MARK HERE FOR ADDRESS CHANGE AND
                                                NOTE AT LEFT

                                            Please sign exactly as name appears
                                            on stock certificate. When shares
                                            are held by joint tenants, both
                                            should sign. When signing as
                                            attorney, as executor,
                                            administrator, trustee or guardian,
                                            please give full title as such. If a
                                            corporation, please sign in full
                                            corporate name by President or other
                                            authorized officer. If a
                                            partnership, please sign in
                                            partnership name by authorized
                                            persons.
                                            Signature:               Date
                                            Signature:               Date

     PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE
                       ENCLOSED POSTAGE PREPAID ENVELOPE.

                                      (314)